UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)           October 4, 2005

Digital Angel Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-15177	52-1233960
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

490 Villaume Avenue, South St. Paul, Minnesota		55075
(Address of principal executive offices)		(Zip Code)

(Registrant’s telephone number, including area code)        (651) 455-1621

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

By letter dated October 3, 2005, Kevin H. McLaughlin resigned from the Board of Directors of Digital Angel Corporation (the “Company”) effective October 4, 2005.  Mr. McLaughlin had served as a member of the Company’s Board of Directors since September 2003.  There was no disagreement between Mr. McLaughlin and the Company on any matter relating to the Company’s operations, policies, practices or otherwise.  Mr. McLaughlin advised the Company that he believed the resignation was in the best interests of both VeriChip Corporation and the Company due to increased time commitments related to discharging his duties as Chief Executive Officer of Verichip Corporation and potential conflicts of interest in serving on the Company’s Board of Directors when the Company is the sole supplier of Verichip products to Verichip Corporation.  As a result of Mr. McLaughlin’s resignation, the Company’s Board of Directors now consists of four (4) independent directors and two (2) non-independent directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Digital Angel Corporation

Date: October 5, 2005
	By	/s/ James P. Santelli
James P. Santelli
Vice President of Finance and Chief Financial Officer